Exhibit 10.4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Third Amendment
to the
License, Supply, Marketing, Distribution and Collaboration Agreement

This Third Amendment effective as of May 20, 2010 (the “Third Amendment”), amends the License, Supply, Marketing, Distribution and Collaboration Agreement by and between Upsher-Smith Laboratories, Inc. (“USL”) and Orion. Corporation (“Orion”) effective as of November 24, 2003, as amended by the First Amendment (the “First Amendment”) dated effective May 20, 2004, and the Second Amendment (the “Second Amendment”) dated effective June 30, 2004 (the License, Supply, Marketing, Distribution and Collaboration Agreement, as amended, being referred to as the “Agreement”). Capitalized terms appearing in this Third Amendment not defined herein have the meaning given to them in the Agreement.

BACKGROUND. USL and Orion desire to amend the existing Agreement so as to reflect their agreements as follows: (1) that Orion (and/or Orion’s licensees) may reference and use USL Data that may benefit the marketing, promotion or regulatory approvals/filings for the estradiol gel products (marketed, inter alia, under the trademark Divigeign, herein after referred to as “Divigel products”) in markets outside the Territory and Japan, (2) to clarify and amend the Know-How Royalty rate applicable to sales of Product in Canada by Ferring, Inc. (“Ferring”), and (3) to eliminate the Minimum Net Sales requirements currently provided for in the Agreement.

The parties have agreed that Orion and/or Orion’s licensees shall have the right to reference and use USL Data for marketing, promotion or regulatory approvals/filings for the Divigel products in markets outside the Territory and Japan, and USL has agreed to provide Orion and/or Orion’s licensees with such right to reference and use USL Data to potentially enhance the Divigel products’ sales in such markets. The Parties agree that the consideration to USL for providing to Orion the right to reference and use USL Data as set forth herein, shall be Orion’s acceptance of the terms provided in this Third Amendment.

In consideration of the foregoing “Background” which is incorporated herein and the mutual covenants hereinafter expressed, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                                      Section 6.9 of the Agreement, relating to Know-How Royalty, shall be amended to reflect the Know-How Royalty rate USL will pay Orion on Net Sales of Product in Canada by Farling. Section 6.9 shall be amended by adding a new paragraph immediately after the existing Section 6.9 as follows:

“Notwithstanding Section 6.10.6 and the foregoing paragraph, with respect to Product sold in Canada by Ferring, commencing upon the date Health Canada approves the labeling for the Product in Canada, and continuing for a period of eighteen (18) months loll wing such approval, USL agrees to pay Orion a Know-How Royalty equal to [***] of Product Net Sales in Canada. Following the expiration of this eighteen (18) month period, Know-How Royalty shall revert to the Applicable Percentage then in effect under the terms of the Agreement.”

2.                                      Section 5.6 of the Agreement, relating to the sharing of USL Sublicensee Fees, shall be deleted in its entirety, with the understanding that USL shall seek in good faith ways to channel [***] of the Sublicensee Fees payable by Ferring to the marketing and promotion of the Product in the Territory.

3.                                      Section 7.2 of the Agreement, relating to Projected Sales Level Statements and Minimum Net Sales Obligation, shall be amended by striking the language starting at the beginning of the second paragraph and continuing to the end of Section 7.2, and all references to Minimum Net Sales in the Agreement shall likewise be deleted. The Agreement shall in all other respects be modified and amended to reflect the fact that USL has no Minimum Net Sales obligation under the terms of the Agreement.

4.                                      Section 7.3 of the Agreement, relating to Failure to Achieve Minimum Net Sales, Section 7.4 of the Agreement, relating to Certain USL Rights, Section 7.5 of the Agreement, relating to Certain Orion Rights, and Section 20.3, relating to Termination Due to Shortfall, shall each be deleted, and all references to these sections in the Agreement shall likewise be deleted.

5.                                      In consideration of Paragraphs 1 through 4 above, USL grants to Orion, Orion’s successors in interest permitted under Section 24.2 and/or Orion’s licensees the irrevocable right to reference and use USL Data, as it sees appropriate, free-of-charge and without any limitation in time, in connection with the marketing, promotion and/or regulatory approvals/filings for additional dosage strengths in any country outside the Territory and Japan to potentially enhance the marketing of Divigel products in such countries. Orion understands and agrees that Orion will not sell the USL Data to any of its current or future licensees without the prior written approval of USL, which approval may be withheld at USL’s sole discretion. Except as provided in this Third Amendment, Section 4.6.5 of the Agreement, relating to USL Data, shall remain unchanged.

6.                                      Except as expressly provided in this Third Amendment, the Agreement shall remain unchanged and in full force and effect.

[Remainder of page is blank.]

IN WITNESS WHEREOF, the Parties’ duly authorized representatives hereto have executed this Third Amendment as of the day and year first above written.

SIGNATURES

Signed	Signed
ORION CORPORATION	UPSHER-SMITH LABORATORIES, INC.
By	By

/s/ Liisa Hurme	/s/ Thomas W. Burke
Signature	Signature

Liisa Hurme	Thomas W. Burke
Name	Name

Senior Vice President	EVP of Commercial Operations
Title	Title
(Authorized Officer)	(Authorized Officer)

By

/s/ Jukka Muhonen
Signature

/s/ Jukka Muhonen
Name

Director
Title
(Authorized Officer)